UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2017

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) increased the size of the Board to 11 members and appointed Constance B. Moore to serve as an independent director of the Company. The Board has not yet appointed Ms. Moore to a committee of the Board.

Ms. Moore, age 62, served as president and chief executive officer of BRE Properties, Inc. (NYSE:BRE) from 2005 until the completion of the merger with Essex Property Trust in 2014. Ms. Moore also served as a member of BRE’s board of directors from 2002 until 2014.

Ms. Moore has more than 40 years of experience in the real estate industry. Prior to joining BRE in 2002, she was the managing director of Security Capital Group & Affiliates. From 1993 to 2002, Moore held several executive positions with Security Capital Group, including co-chairman and chief operating officer of Archstone Communities Trust. She held the same position at Security Capital Atlantic, Inc., a predecessor of Archstone, playing an instrumental role in its initial public offering. During her tenure at Security Capital Group, she served on the boards of directors of both public and private companies owned or controlled by that organization.

Ms. Moore holds an M.B.A. from the University of California, Berkeley, Haas School of Business, and a bachelor’s degree from San Jose State University. She was the 2009 Chair of the National Association of Real Estate Investment Trusts (NAREIT). She is the Chair of the Policy Advisory Board for the Fisher Center for Real Estate & Urban Economics at UC Berkeley; a member of the Board of Directors of the Haas  School of Business at UC Berkeley; a Trustee and Governor of the Urban Land Institute; a member of the ULI Foundation Board; a member of the ULI Global Board; a member of the San Jose State University Tower Foundation where she serves as Chair; a member of the Board of Directors of Bridge Housing Corporation; and a member of the International Women’s Forum of Northern California.

Ms. Moore currently serves on the Board of Directors for Civeo Corporation (NYSE:CVEO), where she is the chair of its audit committee and a member of its compensation committee, and Tri Pointe Group (NYSE:TPH), where she is the chair of its compensation committee and a member of its audit committee.

The compensation for Ms. Moore’s service as non-employee director will be consistent with that of the Company’s other non-employee directors. Other than the standard non-employee director compensation arrangements, there are no arrangements or understandings between Ms. Moore or any other person pursuant to which Ms. Moore was appointed as director. Ms. Moore is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: November 14, 2017	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer